EXHIBIT 1


       We, the undersigned, hereby express our agreement that the attached Schedule 13D is filed on behalf of each of the undersigned.

       Date:  February 3, 1997


                                       /s/ M. Roland Britt
                                       M. Roland Britt


                                       McM Acquisition Corporation


                                       By: /s/ M. Roland Britt

                                       Name:  M. Roland Britt

                                       Title:  President